CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement"), dated as of _____________, 2000, between Rich Products Manufacturing Corporation, a Delaware corporation d/b/a Jon Donaire Desserts, with its principal office located at 1150 Niagara Street, Buffalo, New York ("RPMC"), and Charles N. Loccisano, an individual with his principal address at ________________________________ ("Consultant")

                                WITNESSETH THAT:

         WHEREAS, RPMC desires to benefit from the expertise of the Consultant and the Consultant desires to provide such expertise to RPMC, upon the terms and subject to the conditions as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Engagement of Consultant. RPMC and Consultant agree that during the Consulting Term (as defined in Section 2 hereof) RPMC shall engage the Consultant and the Consultant shall render to RPMC such services as are reasonably requested by the Board of Directors from time to time with respect to providing information concerning the matters referred to in Exhibit A hereto. The Consultant hereby accepts such engagement and agrees to devote such time as is necessary to the performance of his duties hereunder, but in no event in excess of the following parameters:

         a. Up to ten (10) working days of on site consulting during each year of the Consulting Term (as defined below), as and to the extent requested by RPMC in writing, at RPMC's place of business but not more than two (2) consecutive days of work in each event unless Consultant voluntarily agrees to extend said limitation at his sole discretion.

         b. Reasonable telephone and written consulting services, as requested by RPMC in writing

         2. Consulting Term. Subject to the provisions in Section 4 hereof, the term of this Agreement shall commence on the date hereof and shall continue for a period of four (4) years (the "Consulting Term").

         3. Compensation and Expenses. During the Consulting Term, as compensation for its services hereunder, the Consultant will be paid Fifty Thousand Dollars ($50,000) per year payable in four (4) equal quarterly payments during each year of the Consulting Term (the "Compensation"). The Consultant will not receive nor be entitled to any increases to the Compensation for any reason whatsoever. RPMC will reimburse Consultant for all pre-approved out of pocket expenses incurred by Consultant in providing the services hereunder including all travel, lodging and meal expenses arising out of on-site consulting.


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         4.  Termination.  Any  provision  of  this  Agreement  to the  contrary notwithstanding, RPMC may terminate the above consulting arrangement only as a result of a commission by the Consultant of an act of fraud upon, or willful misconduct toward RPMC or its affiliates.

         5. Independent Contractor. This Agreement does not create, and shall not be construed as creating, any relationship of agency, partnership, or employment between the parties. RPMC and Consultant enter this Agreement as and shall remain independent parties. Neither party shall have the right or authority to assume, create, or enlarge any obligation or commitment on behalf of the other and shall not represent itself as having the authority to bind the other in any manner.

         6. Notices. If it is necessary at any time during the Consulting Term for the Consultant or RPMC to give notice to the other party hereto, such notice must be given in writing delivered in person or mailed by certified mail, return receipt requested, to the addresses first set forth above or such other address of which one party may notify the other in writing. Notices are effective when personally delivered or when placed in the mail.

         7. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York, without regard to conflicts of law principles.

         Severability, Amendment, Integration. Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable. This Agreement may not be modified or varied except by an agreement in writing signed by the party against whom enforcement of such modification is sought. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written regarding such subject matter.



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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

CHARLES N. LOCCISANO                        RICH PRODUCTS
                                            MANUFACTURING CORPORATION



By_____________________________             By________________________________

                                            Title_____________________________






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                                    Exhibit A

                                 To be provided